    As filed with the Securities and Exchange Commission on January 20, 1999
                                                 Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                          PLATINUM SOFTWARE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      ------------------------------------

           DELAWARE                                       33-0277592
(STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

                              195 TECHNOLOGY DRIVE
                          IRVINE, CALIFORNIA 92618-2402
    (ADDRESS, INCLUDING ZIP CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                      ------------------------------------

                      DATAWORKS 1995 EQUITY INCENTIVE PLAN
            DATAWORKS 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                 INTERACTIVE 1997 NONSTATUTORY STOCK OPTION PLAN
                       INTERACTIVE 1995 STOCK OPTION PLAN
                      NONSTATUTORY STOCK OPTION AGREEMENTS
                       NONQUALIFIED STOCK OPTION AGREEMENT
                            (FULL TITLE OF THE PLAN)

                      ------------------------------------

                                 L. GEORGE KLAUS
                             CHIEF EXECUTIVE OFFICER
                          PLATINUM SOFTWARE CORPORATION
                              195 TECHNOLOGY DRIVE
                          IRVINE, CALIFORNIA 92618-2402
                                 (949) 453-4000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                      ------------------------------------

                                    Copy to:
                              PERRY TARNOFSKY, ESQ.
                          PLATINUM SOFTWARE CORPORATION
                              195 TECHNOLOGY DRIVE
                              IRVINE, CA 92618-2402

                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                                PROPOSED              PROPOSED
                                                                                MAXIMUM               MAXIMUM
                                                          AMOUNT                OFFERING             AGGREGATE           AMOUNT OF
                TITLE OF SECURITIES TO                     TO BE                  PRICE               OFFERING          REGISTRATION
                     BE REGISTERED                      REGISTERED(1)           PER SHARE              PRICE                 FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock $0.001 par value                         1,343,156 shares          $11.4705(2)        $15,406,670.89         $4,284.00
     To be issued under the DataWorks
     1995 Equity Incentive Plan

Common Stock $0.001 par value                           115,130 shares          $23.9566(3)        $ 2,758,123.36         $  767.00
     To be issued under the DataWorks
     1995 Non-Employee Directors Stock
     Option Plan

Common Stock $0.001 par value                            65,227 shares          $ 8.2116(4)        $   535,618.03         $  149.00
     To be issued under the Interactive
     1997 Nonstatutory Stock Option
     Plan

Common Stock $0.001 par value                           156,838 shares          $ 8.9339(5)        $ 1,401,175.01         $  390.00
     To be issued under the Interactive
     1995 Stock Option Plan

Common Stock $0.001 par value                             3,359 shares          $ 6.5491(6)        $    21,998.43         $    7.00
     To be issued under Nonstatutory Stock
     Option Agreement between DataWorks
     Corporation and Norman Farquhar

Common Stock $0.001 par value To be issued under        375,000 shares          $12.8130(7)        $ 4,804,875.00         $1,336.00
     Nonqualified Option Agreement between Platinum
     Software Corporation and Stuart W. Clifton

            Total                                     2,058,710 shares          __________         $24,928,460.72         $6,933.00
====================================================================================================================================

(1) This Registration Statement covers an aggregate of 2,058,710 shares of Common Stock which may be issued pursuant to the DataWorks 1995 Equity Incentive Plan, the DataWorks 1995 Non-Employee Directors' Stock Option Plan, the Interactive 1997 Nonstatutory Stock Option Plan, the Interactive 1995 Stock Option Plan, the Nonstatutory Stock Option Agreement between DataWorks Corporation and Norman Farquhar assumed in connection with the merger with DataWorks Corporation that occurred on December 31, 1998 ("DataWorks Options"), and the Nonqualified Option Agreement between Platinum Software Corporation and Stuart W. Clifton executed in connection with the merger with DataWorks Corporation that occurred on December 31, 1998.

(2) Computed in accordance with rule 457(h) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $11.4705.

(3) Computed in accordance with rule 457(h) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $23.9566.

(4) Computed in accordance with rule 457(h) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $8.2116.

(5) Computed in accordance with rule 457(h) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $8.9339.

(6) Computed in accordance with rule 457(h) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $6.5491.

(7) Computed in accordance with rule 457(h) under the Securities Act of 1933. Such computation is based on the closing price of one share of Platinum Software Corporation Common Stock as quoted on the Nasdaq National Market on December 31, 1998. Such price was $12.8130.
--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

         (a) Registrant's Schedule 13D filed on October 23, 1998, as amended;

         (b) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998;

         (c) Amendment to Registrant's Annual Report on Form 10-K/A for the fiscal year ended June 30, 1998;

         (d) Registrant's Definitive Proxy Materials filed with the SEC on September 25, 1998;

         (e) Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

         (f) Registrant's Current Report on Form 8-K filed with the SEC on November 3, 1998;

         (g) Registrant's Current Report on Form 8-K filed with the SEC on August 5, 1998;

         (h) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on October 15, 1992 pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award a corporation's Board of Directors the power to indemnify directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant's Second Restated Certificate of Incorporation, as amended, and the Registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

         Pursuant to an Agreement and Plan of Reorganization among Registrant, Zoo Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Registrant ("Merger Sub") and DataWorks Corporation ("DataWorks" or the "Surviving Corporation"), a Delaware corporation (the "Reorganization Agreement"), pursuant to which Merger Sub merged with and into DataWorks (the "Merger") as a result of which DataWorks became a wholly-owned subsidiary of Registrant from and after the Effective Time, (as defined in the Reorganization Agreement), Registrant has agreed to cause the Surviving Corporation to fulfill and honor in all respects the obligations of DataWorks pursuant to any indemnification agreements between DataWorks and its directors and officers as of the Effective Time (the "Indemnified Parties") and any indemnification provisions under DataWorks' Certificate of Incorporation and DataWorks' Bylaws as in effect on the date of the Reorganization Agreement. The Certificate of Incorporation and Bylaws of the Surviving Corporation contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the DataWorks Certificate and Bylaws as in effect on the date of the Reorganization Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of DataWorks, unless such modification is required by law.

         Pursuant to the Reorganization Agreement, for a period of six years after the Effective Time, Registrant has agreed to cause the Surviving Corporation in the Merger to use its commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by DataWorks' directors and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of DataWorks; provided, however, that in no event will Registrant or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by DataWorks for such coverage (or such coverages as is available for such 150% of such annual premium).

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.


 4.1 1995 Equity Incentive Plan (Filed as an exhibit to DataWorks Corporation's Form 10-K for the year ended December 31, 1997, and incorporated herein by reference).

 4.2 1995 Non-Employee Directors' Stock Option Plan (Filed as an exhibit to DataWorks Corporation's Form 10-K for the year ended December 31, 1997, and incorporated herein by reference).

 4.3 Interactive 1997 Nonstatutory Stock Option Plan (Filed as an exhibit to Interactive Group, Inc.'s Registration Statement on Form S-8 (No. 333-30259), and incorporated herein by reference).

 4.4 Interactive 1995 Stock Option Plan (Filed as an exhibit to Interactive Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference).

 4.5 Nonstatutory Stock Option Agreement between DataWorks Corporation and Norman Farquhar.

 4.6 Nonqualified Option Agreement between Platinum Software Corporation and Stuart W. Clifton. (Filed as an exhibit to Platinum Software Corporation's Form S-4 (No. 333-67577), and incorporated herein by reference).

 5.1  Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation.

23.1 Consent of Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation (Included in Exhibit 5.1).

23.2  Consent of Ernst & Young LLP, Independent Auditors.

24.1 Power of Attorney (Included on the signature page to the Registration Statement see page II-5).

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 20th day of January, 1999.


                                            PLATINUM SOFTWARE CORPORATION

                                            By: /s/ L. George Klaus
                                                --------------------------------
                                                L. George Klaus
                                                Chairman of the Board, Chief
                                                Executive Officer and President


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Platinum Software Corporation, do hereby constitute and appoint L. George Klaus, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         SIGNATURE                                TITLE                                     DATE
         ---------                                -----                                     ----
     /s/ L. George Klaus               Chairman of the Board, Chief                   January 20, 1999
------------------------------------   Executive Officer and President
         L. George Klaus               (Principal Executive Officer)


    /s/ Paul G. Mazzarella             Vice President and Corporate Controller        January 20, 1999
------------------------------------   (Principal Financial and Accounting Officer)
        Paul G. Mazzarella


    /s/ W. Douglas Hajjar              Director                                       January 20, 1999
------------------------------------
        W. Douglas Hajjar


    /s/ Arthur J. Marks                Director                                       January 20, 1999
------------------------------------
        Arthur J. Marks


    /s/  L. John Doerr                 Director                                       January 20, 1999
------------------------------------
         L. John Doerr


    /s/ Donald R. Dixon                Director                                       January 20, 1999
------------------------------------
        Donald R. Dixon

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                         DOCUMENT DESCRIPTION
-------                        --------------------

  4.1 1995 Equity Incentive Plan (Filed as an exhibit to DataWorks Corporation's Form 10-K for the year ended December 31, 1997, and incorporated herein by reference).

  4.2 1995 Non-Employee Directors' Stock Option Plan (Filed as an exhibit to DataWorks Corporation's Form 10-K for the year ended December 31, 1997, and incorporated herein by reference).

  4.3 Interactive 1997 Nonstatutory Stock Option Plan (Filed as an exhibit to Interactive Group, Inc.'s Registration Statement on Form S-8 (No. 333-30259), and incorporated herein by reference).

  4.4 Interactive 1995 Stock Option Plan (Filed as an exhibit to Interactive Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference).

  4.5 Nonstatutory Stock Option Agreement between DataWorks Corporation and Norman Farquhar.

  4.6 Nonqualified Option Agreement between Platinum Software Corporation and Stuart W. Clifton. (Filed as an exhibit to Platinum Software Corporation's Form S-4 (No. 333- 67577), and incorporated herein by reference).

  5.1     Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional
          Corporation.

 23.1 Consent of Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation (Included in Exhibit 5.1).

 23.2     Consent of Ernst & Young LLP, Independent Auditors.

 24.1 Power of Attorney (Included on the signature page to the Registration Statement - see page II-5).